                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___ )

Filed by the Registrant [ X ] Filed by a Party Other than the Registrant [ ] Check the appropriate box:
[ X ]   Preliminary Proxy Statement
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                     VirtualFund.com, Inc.
                     (Name of Registrant as Specified in its Charter)

                     VirtualFund.com, Inc.
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] ...$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] ...$500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[ ] ...Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) .....Title of each class of securities to which transaction applies:


         2)......Aggregate number of securities to which transaction applies:


         3)......Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


         4)......Proposed maximum aggregate value of transaction:


         Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
         1)......Amount Previously Paid:


         2)......Form, Schedule or Registration Statement No.:


         3)......Filing Party:


         4)......Date Filed:

                           [LOGO OF VIRTUALFUND.COM]


                                                                October 27, 2000



Dear Shareholders:

Please come to our 2000 Annual Meeting. The Annual Meeting will be held on Tuesday, January 9, 2001 at 4:00 p.m. at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, MN 55343.

This proxy statement describes the matters that management of VirtualFund.com, Inc. intend to present to the shareholders at the Annual Meeting. Accompanying this proxy statement is VirtualFund.com, Inc.'s report on Form 10-K for fiscal 2000 and a form of proxy. These proxy materials are first being sent to shareholders on or about December 1, 2000.

This year, to make it easier for you to vote, we have arranged for you to deliver your proxy by mail, telephone or through the Internet. If you vote through the Internet this year, you can choose to receive next year's proxy materials on-line rather than in the mail. You can change your vote at any time before the Annual Meeting or revoke your proxy and vote at the Annual Meeting in person. Instructions for voting are included in this proxy statement.

I look forward to seeing you at the Annual Meeting.


                                             Sincerely,

                                             /s/ Melvin L. Masters

                                             Melvin L. Masters
                                             Chief Executive Officer

                              VIRTUALFUND.COM, INC.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 9, 2001
                                 ---------------



To the Shareholders:


Notice is hereby given that the Annual Meeting of Shareholders of VirtualFund.com, Inc. (the "Company") will be held at 4:00 p.m. on Tuesday, January 9, 2001 at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, MN 55343, for the following purposes:

1. To elect two directors to serve for three-year terms, or until their successors have been duly elected and qualified.

2. To approve an amendment to the Articles of Incorporation to change the name of the Company from VirtualFund.com, Inc. to VirtualFund, Inc.

3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

Holders of record of common stock at the close of business on November 10, 2000, are entitled to notice of and to vote upon all matters at the Annual Meetings.

We encourage you to take part in the affairs of the Company either in person or by executing and returning the enclosed proxy.


                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Melvin L. Masters

                                             Melvin L. Masters
                                             Chief Executive Officer


Eden Prairie, Minnesota
October 27, 2000




--------------------------------------------------------------------------------

If you are unable to attend this meeting, you are urged to date and sign the enclosed Proxy and return it in the postage-paid envelope enclosed herewith for your convenience, or to vote by phone or on the Internet as described in this document and on the proxy form.

--------------------------------------------------------------------------------

                              VIRTUALFUND.COM, INC.
                               7100 Shady Oak Road
                             Eden Prairie, MN 55344


                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                           To Be Held January 9, 2001



The 2000 Annual Meeting of Shareholders of VirtualFund.com, Inc. will be held on January 9, 2001, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, MN 55343, beginning promptly at 4:00 p.m., local time. The enclosed proxy statement and the accompanying materials are being sent to shareholders of the Company as part of a solicitation for proxies for use at the 2000 Annual Meeting of Shareholders. The solicitation for proxies is being made by management of the Company. By delivering the enclosed proxy card, you will appoint Melvin L. Masters and Timothy N. Thurn as your agents and proxies to vote your shares of common stock at the Annual Meeting. In this proxy statement, "proxy holders" refers to Mr. Masters and Mr. Thurn in their capacity as your agents and proxies.

The accompanying form of proxy for use at the meeting and any adjournments thereof is solicited by the Board of Directors of the Company and may be revoked by written notice to the Chief Executive Officer of the Company at any time prior to its exercise, by voting in person at the meeting, or by giving a later dated proxy to the Chief Executive Officer of the Company at any time before voting. Shares represented by a proxy will be voted in the manner directed by the holder of such shares or, if no direction is provided, the proxy will vote in favor of the nominated directors and for the proposals set forth in the Notice of Meeting.

If your shares are held by a broker, a proxy card has been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions directing the broker how to vote your shares. Unless your broker appoints you as its proxy, you will have no right to vote shares in person at the meeting. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals, but your broker returns the proxy card indicating such lack of authority, your shares will be "broker non-votes" with respect to the proposals for which the broker does not have authority to vote. Broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as shares entitled to vote. As a result, broker non-votes will have no effect on whether the proposals presented to the meeting are passed. Abstention from any proposal set forth in the Notice of Meeting is treated as a vote against such proposal.

All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Only the holders of the Company's common stock whose names appear of record on the Company's books at the close of business on November 10, 2000 are entitled to vote at the Annual Meeting. Each share of such Common Stock entitles the holder thereof to one vote upon each matter to be voted upon.

                        Proposal 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes pursuant to the Articles and Bylaws of the Company; directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year. The Bylaws of the Company also currently provide that in the event of any vacancy on the Board of Directors occurring during the year, the vacant directorship may be filled by the vote of the remaining directors for the remainder of the unexpired term. There are currently five members of the Board of Directors.

At this Annual Meeting the term of two directors will expire. The Board of Directors has nominated Edward S. Adams and Steven Fisher to three-year terms ending in the year 2003, or until their successors are duly elected and qualified.

The proxy holder will vote for the election of the nominees described above, unless authority to vote is withheld. The nominees have agreed that they are willing to serve as directors; however, if anyone is unable to serve, the proxy may be voted for such other person as the proxy holder shall, in his discretion, determine.

The following table sets forth information, as of June 30, 2000, concerning the directors of the Company:

                                                                                         Year
                                                                                         Became
Name, Age, Positions, Principal Occupations, Directorships                               Director
----------------------------------------------------------                               --------

   Directors whose current terms expire at the fiscal year 2000 annual meeting

Stephen Fisher, age 44, is the Senior Strategist for RSPNetwork, Inc., a wholly          1999
owned subsidiary of the Company. Mr. Fisher has held this position since
December 1998. RSPNetwork is a systems integrator specializing in Internet hosting, integration and support services. From 1992 to 1998, Mr. Fisher was
President and Chief Executive Officer of TEAM Technologies, which was acquired by the Company in 1998.

Edward S. Adams, age 36, has been Associate Dean for Academic Affairs, Julius E.         1999
Davis Chair and Professor of Law and Co-Director for the Center for Business Law
and Entrepreneurial Studies at the University of Minnesota School of Law since
1992. Mr. Adams is also a principal in Jon Adams Financial Company, LLP, in
Wayzata, Minnesota, where he assists e-commerce entities in raising venture capital.


   Directors whose current terms expire at the fiscal year 2001 annual meeting

Melvin L. Masters, age 46, co-founded the Company in February, 1986 and has been         1989
Chairman, Chief Executive Officer and President of the Company since May 1989.
Mr. Masters is also the sole shareholder, director and CEO of TimeMasters, Inc., a company established in 1986 for the purpose of property management, which has additional investments in the fields of wireless voice/data communications, and various Internet services.

Timothy R. Duoos, age 43, was President and Chief Executive Officer of Lyndale           1999
Garden Center, Inc. in Minneapolis from October 31, 1986 until 2000. Mr. Duoos also held a part-time position as Chairman of the Board and Chief Executive
Officer of Sunbelt Nursery Group, Inc. ("Sunbelt") based in Fort Worth, Texas, from November 1994 through May 1998, and President from October 1997 through May
1998. He served as a part-time consultant to Sunbelt from May 1998 to December
1998. Mr. Duoos served as a Director of Pinnacle Financial, Inc., a privately held company from June 1996 through June 1997. Mr. Duoos is currently self-employed.

   Directors whose current terms expire at the fiscal year 2002 annual meeting

Roger Wikner; age 57, joined the investment firm of Miller & Schroeder in 1968.          1999
At the time the firm was sold in 1997, Mr. Wikner was Chief Executive Officer and President, and was the principal shareholder. At Miller & Schroeder, Mr.
Wikner was responsible for developing healthcare, housing and commercial financing programs. Since 1998, Mr. Wikner has been a principal of Aviation
Charter/Beech Transportation.

Vacancies; On August 7, 2000, Mr. Darris McCord, whose term would have expired           1999
in 2002, resigned as a director of the Company. No replacement has been appointed as of the date of this proxy statement.

Information Regarding the Board and Its Committees

In fiscal 2000 the Board of Directors met in person or telephonically twelve times. All directors attended at least seventy-five percent (75%) of the meetings. The Board of Directors has: (i) an Audit Committee composed of Mr. Masters, Mr. Wikner, Mr. Duoos and Mr. Adams; (ii) a Stock Option Committee composed of Mr. Adams and Mr. Wikner; (iii) a Compensation Committee composed of Mr. Masters, Mr. Duoos and Mr. Adams; and (iv) an Indemnification and Litigation Committee composed of Mr. Wikner, Mr. Adams and Mr. Masters. There is no nominating committee.

The Audit Committee is responsible for recommending engagement of the Company's independent auditors, reviewing the scope of the audit, evaluating the comments made by the independent auditor with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Company management, and reviewing the internal accounting procedures and controls with the Company's financial and accounting staff. The Indemnification and Litigation Committee is charged with reviewing and determining the right to indemnification of officers and directors who may be defendants in litigation and to provide Company direction regarding the management of certain corporate litigation. The Audit Committee, Stock Option Committee, Indemnification and Litigation Committee, and Compensation Committee each met once in fiscal 2000.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION AND CONFIRMATION OF THE NOMINATED DIRECTORS. THE PROXY HOLDER WILL VOTE IN FAVOR OF SUCH NOMINEES, UNLESS OTHERWISE DIRECTED. AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR ELECTION AND CONFIRMATION OF THE NOMINEES AS DIRECTORS.

The following table sets forth, as of August 31, 2000, certain information with respect to beneficial share ownership by the directors, individually; by all persons known to management to own more than 5% of the Company's outstanding Common Stock, individually; and by all executive officers and directors as a group. Except as otherwise indicated, the shareholders listed below have sole investment and voting power with respect to their shares.

                                                   Number of Beneficially  Percent of Shares
           Name of Beneficial Owner                     Owned Shares          Outstanding
           ------------------------                     ------------          -----------

Melvin L. Masters (1)                                     3,419,607              17.8%
3213 South Duluth Avenue
Sioux Falls, SD 57105

Sihl-Zurich Paper Mill on Sihl, AG (2)                    2,742,858              14.9%
Giesshubel Strasse 15
CH 8046
Zurich, Switzerland

Stephen Fisher (3)                                          503,758               3.0%

Robert J. Wenzel (4)                                        404,300               2.3%

Timothy N. Thurn (5)                                         78,999                 *

Danny J. Vatland (6)                                        146,500                 *

Roger Wikner (7)                                             50,000                 *

Timothy Duoos (8)                                            27,000                 *

Edward Adams (9)                                             25,000                 *

All officers and directors as a group (8 persons) (10)    4,655,164              23.4%
   * Less than 1%

(1) Includes 329,000 shares and 100,000 warrants owned by Mr. Masters directly. This also includes 720,368 shares and warrants to purchase 1,392,239 shares owned by TimeMasters, Inc., a corporation owned by Mr. Masters; 70,000 shares and warrants to purchase 200,000 shares owned by Mr. Masters' spouse; 20,000 shares owned by Mr. Masters' children, and 88,000 shares and warrants to purchase 500,000 shares owned by Masters Trust I, a trust for the benefit of Mr. Masters' children. Mr. Masters disclaims beneficial ownership of the shares owned by his spouse, Masters Trust I, and the Masters children.

(2) Includes warrants to purchase 1,371,429 shares.

(3) Includes 488,758 shares of convertible voting Preferred Stock issued to Mr. Fisher in the Company's acquisition of K&R Technical Services in December 1998 and converted to 488,758 shares of common stock on February 17, 2000. Also includes 15,000 shares issuable to Mr. Fisher under options which are exercisable or will become exercisable within 60 days.

(4) Includes 92,500 shares issuable to Mr. Wenzel under options which are exercisable or will become exercisable within 60 days and warrants to purchase 300,000 shares of stock. Also includes 11,800 shares held as trustee for four education trusts for which Mr. Wenzel serves as trustee.

(5) Includes 25,000 shares issuable to Mr. Thurn under options which are exercisable or will become exercisable within 60 days.

(6) Includes 146,500 shares issuable to Mr. Vatland under options which are exercisable or will become exercisable within 60 days.

(7) Includes 50,000 shares issuable to Mr. Wikner under options which are exercisable or will become exercisable within 60 days.

(8) Includes 25,000 shares issuable to Mr. Duoos under options which are exercisable or will become exercisable within 60 days and 2,000 additional shares owned personally by Mr. Duoos.

(9) Includes 25,000 shares issuable to Mr. Adams under options which are exercisable or will become exercisable within 60 days.

(10) Includes 379,000 shares issuable under options which are exercisable or will become exercisable within 60 days and warrants to purchase 2,492,239 shares.


EXECUTIVE OFFICERS

The following table sets forth information, as of June 30, 2000, regarding the executive officers of the Company:

Name                   Age      Positions
----                   ---      ---------

Melvin L. Masters      46       Chief Executive Officer, President and Chairman
                                 of the Board
Robert J. Wenzel       49       Chief Operating Officer
Danny J. Vatland       37       Chief Technical Officer
Timothy N. Thurn       44       Chief Financial Officer, Treasurer
Steven Fisher          44       Senior Strategist, RSPNetwork, Inc.

Mr. Wenzel has been Chief Operating Officer of the Company since October 1991 and has been President of ColorSpan Corporation, the Company's principal operating subsidiary of its Digital Graphics Business Unit ("DGBU"), since October 1989. The Company sold the DGBU in June 2000 to MacDermid Incorporated ("MacDermid"). Since May 2000, Mr. Wenzel has been leading the product development and sales teams of the Company and of B2BXchange, Inc., a wholly owned subsidiary of the Company focused on providing Internet business-to-business software, tools and services. Mr. Wenzel also has operating oversight responsibilities for RSPNetwork, Inc.

Mr. Vatland assumed the duties of Chief Technology Officer in April 2000. From 1994 until 1999, Mr. Vatland was Vice President of Research and Development for ColorSpan Corporation. He joined the Company in 1989 and moved to the Internet Services Business Unit in July 1999. Mr. Vatland has an Electrical Engineering degree from Michigan Technological University.

Mr. Thurn, who assumed the duties of Chief Financial Officer in April 2000, has been Treasurer of the Company since June 1989. He was Treasurer of ColorSpan Corporation from March 1987 until June 2000. Mr. Thurn has experience as both a public and private accountant. Mr. Thurn is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA).

Officers of the Company are elected annually by the Board of Directors. All of the current officers have been re-elected to serve in the same positions for the coming year.


Compliance with Section 16(a) of the Securities Exchange Act

Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10 percent of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in its Form 10-K any delinquent filing of such reports and any failure to file such reports.

Based upon its review of Forms 3, 4, and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934. Forms 4 and 5 for Mr. Masters were filed late, but have been filed. A Form 5 for Sihl-Zurich Paper Mill on Sihl, AG is expected to be filed shortly.


AUDIT COMMITTEE

The Audit Committee has adopted a new Audit Committee charter as required by Nasdaq and will publish this charter as part of its Definitive Proxy Statement to be mailed to shareholders on or about December 1, 2000.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

One of the primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high caliber executives, and maximize the financial success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals the Company's executive compensation program was designed to include base salary, incentive bonuses and long-term incentives in the form of stock options.

Base Salary. Salaries for executives are reviewed by the Compensation Committee on a periodic basis and may be increased (or decreased) at any time based on:
(1) the Compensation Committee's evaluation of the individual's performance; and
(2) the Company's financial condition. Increases in median competitive pay levels are a secondary factor.

Compensation of the Company's Chief Executive Officer is set by the Board of Directors as a whole, with Mr. Masters abstaining. The annual compensation for the Chief Executive Officer was set at $250,000 in 1994. On March 12, 1997, Mr. Masters, Mr. Wenzel and Mr. Vatland, along with two other non-officer members of management, voluntarily offered to decrease their salaries to $175,000 until Company performance improved, or as agreed upon with the Compensation Committee.

As of the end of fiscal year 2000, the Board of Directors adjusted the salary of the Chief Executive Officer to $400,000 per year, retroactive to January 1, 2000. Through an oral agreement, a continuing review of the CEO compensation package is currently underway. This review is due, in part, to the on-going changes in the Company's operating structure. Warrants which are held by Mr. Masters; his affiliates, including TimeMasters; family members; and corresponding beneficial owners may be affected by this review.

As of the end of the fiscal year, the Company adjusted Mr. Wenzel's salary to $250,000 per year, retroactive to January 1, 2000. Through an oral agreement, the Company is conducting a continuing review of Mr. Wenzel's compensation package. This review is due, in part, to the on-going changes in the Company's operating structure.

Annual Incentive. The Company did not establish a cash incentive plan for its executive officers for fiscal 2000. The Compensation Committee may pay bonuses at year end based on an evaluation of performance of the individual during the fiscal year. The Compensation Committee's determination at such times is discretionary and normally is based primarily on overall Company performance and the contribution of each individual to such performance. Currently, there is no specific formula established prior to the time such incentive compensation is allocated to the individual officer.

Cash incentives were incurred for two executive officers, Robert Wenzel and Stephen Fisher, during fiscal year 2000.

Long Term Incentives. The Company believes that significant incentives should be provided to executive officers to maximize Shareholder value. Even though such officers may hold substantial positions in the Company's common stock, such incentives can be provided by benefit awards that are based on the appreciation of such common stock. The Company currently sometimes grants warrants to purchase the Company's common stock at a fixed price; or stock options that become exercisable over a period of time. This process is administered by the Stock Option Committee, which is composed of Mr. Adams and Mr. Wikner. Warrants and stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, stock option grants may vest in equal amounts over eight years, with some special programs vesting over shorter periods. Generally executives must be employed by the Company at the time of vesting in order to exercise the stock option.

The Committee determines the number of options to be granted based on the expected value of an individual's contribution, or to reflect historical contributions.

In November 1999, the Board entered into an oral agreement with Mr. Masters, which included the following: Warrants to purchase 1,000,000 common shares in the Company at $2.00 per share. These warrants may be converted, at Mr. Masters' option, on a 1:1 basis to what was then B2BXchange, Inc. and has now been split into B2BXchange, Inc. and RSPNetwork, Inc. Additional discussions with the Company's Board of Directors are underway regarding the treatment of the conversion option underlying these warrants and how they may convert to equity interests in the two separate Company subsidiaries. The convertibility of the warrants, which originally carried a $0.25 exercise price for what was then B2BXchange, Inc., is dependent upon the occurrence of certain events including, but not limited to, a spinout/public financing and/or divestiture of what was B2BXchange, Inc. at the time of the grant. This subsidiary has subsequently been split into two wholly owned subsidiaries. Warrant grants include certain piggyback registration rights. A continuing review of the CEO compensation package is currently underway which may have a direct bearing on the convertibility of these warrants into warrants of one or both subsidiaries. Warrants which are held by Mr. Masters; his affiliates, including TimeMasters; family members; and corresponding beneficial owners may be affected by this review.

On November 11, 1999 the Company entered into an oral agreement with Robert Wenzel for 300,000 warrants in the Company at $2.00 per share. These warrants may be converted, at Mr. Wenzel's option, on a 1:1 basis to what was then B2BXchange, Inc. and has now been split into B2BXchange, Inc. and RSPNetwork, Inc. Additional discussions with the Company's Board of Directors are underway regarding the treatment of the conversion option underlying these warrants and how they may convert to equity interests in the two separate Company subsidiaries. The convertibility of the warrants, which originally carried a $0.25 exercise price for what was then B2BXchange, Inc., is dependent upon the occurrence of certain events including, but not limited to, a spinout/public financing and/or divestiture of what was B2BXchange, Inc. at the time of the grant. The warrant grant includes certain piggyback registration rights.


The Compensation Committee
Melvin Masters
Ed Adams
Tim Duoos

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our other four most highly compensated executive officers whose salary and bonus earned in the fiscal year ended June 30, 2000 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

========================= ======= ================================= ================================== ===========

                                        Annual compensation              Long term compensation
                                  --------------------------------- ----------------------------------

                                                                             Awards
                                                                    =========================

                                                          Other                   Securities
                                                          annual     Restricted   Underlying   Payouts/ All other
Name and principal         Year   Salary ($)  Bonus ($)   compen-      stock         Options/   LTIP     compen
position                                                  sation      award(s)      Warrants/  payouts   -sation
                                                            ($)         ($)         SARs (#)     ($)       ($)
========================= ======= =========== ========== ========== ============ ============ ======== ===========

Melvin L. Masters          2000     $278,125      -          -           -        1,000,000      -      $10,434
Chief Executive Officer    1999      175,000      -          -           -            -          -        9,494
                           1998      175,000      -          -           -            -          -        8,904

========================= ======= =========== ========== ========== ============ ============ ======== ===========

Robert J. Wenzel           2000     $209,375   $10,000       -           -          300,000      -         -
Chief Operating Officer    1999      175,000      -          -           -            -          -         -
                           1998      175,000      -          -           -            -          -         -
------------------------- ------- ----------- ---------- ---------- ------------ ------------ -------- -----------

Danny J. Vatland           2000     $175,000      -          -           -            -          -         -
Chief  Technical Officer   1999      175,000      -          -           -            -          -         -
                           1998      175,000      -          -           -            -          -         -
------------------------- ------- ----------- ---------- ---------- ------------ ------------ -------- -----------

Stephen Fisher             2000     $155,769   $248,250      -           -            -          -         -
Senior Strategist          1999      150,000    155,750      -           -          240,000      -         -
RSPNetwork, Inc.           1998         #         -          -           -            -          -         -

------------------------- ------- ----------- ---------- ---------- ------------ ------------ -------- -----------

Timothy N. Thurn           2000     $100,000      -          -           -            -          -         -
Chief Financial Officer    1999      100,000      -          -           -          120,000      -         -
                           1998      100,000      -          -           -            -          -         -
========================= ======= =========== ========== ========== ============ ============ ======== ===========

# Became executive officer during fiscal 1999. Fiscal 1999 figures include compensation earned at K&R Technical Services, Inc. prior to its acquisition by RSPNetwork, Inc.
1 Premiums for life insurance where the Company is not the beneficiary.


Stock Options

The Company maintains two Stock Option Plans pursuant to which executive officers, other employees and certain non-employees providing services to the Company may receive options to purchase the Company's common stock. These plans are the 1990 Restated Stock Option Plan (as amended May 19, 1991) and the 1996 Stock Incentive Plan. Options can no longer be granted under the 1990 Restated Stock Option Plan.

The following table summarizes grants of stock options and warrants during fiscal 2000 to the Chief Executive Officer and the Executive Officers named in the Summary Compensation Table:


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

======================================================================================= ============================
                                                                                           Potential Realizable
                                                                                          Value at Assumed Annual
 Individual Grants                                                                         Rates of Stock Price
                                                                                          Appreciation for Option
                                                                                                   Term
============================ ============== ============= ============== ============== ============== =============
                                             % of Total
                                              Options/
                               Options/       Warrants/
                               Warrants/    SARs Granted
Name                             SARs       to Employees    Exercise or
                                Granted      in Fiscal      Base Price     Expiration
                                  (#)           Year        ($/Share)         Date          5% ($)        10% ($)
---------------------------- -------------- ------------- -------------- -------------- -------------- -------------

Melvin L. Masters              1,000,000       30.4%          $2.00      November 2009   $1,257,800     $3,187,400
---------------------------- -------------- ------------- -------------- -------------- -------------- -------------
Robert J. Wenzel                 300,000        9.1%          $2.00      November 2009    $377,340       $956,220
---------------------------- -------------- ------------- -------------- -------------- -------------- -------------


The following table summarizes exercises of stock options during fiscal 2000 by the Executive Officers named in the Summary Compensation Table.


AGGREGATE OPTION/SAR EXERCISES IN 2000 FISCAL YEAR AND FY-END OPTION/SAR VALUES

==================================== ================== ================= =================== =======================

                                                                              Number of        Value of unexercised
                                                                             unexercised           in-the-money
                                                                          options/warrants/   options/warrants/SARs
                                                                            SARs at FY-end         at FY-end ($)
Name                                  Shares acquired    Value realized   (#) exercisable /        exercisable/
                                      on exercise (#)         ($)           unexercisable       unexercisable (1)
------------------------------------ ------------------ ----------------- ------------------- -----------------------

Melvin L. Masters                           -0-               -0-          1,000,000 / -0-        $406,000 / -0-
------------------------------------ ------------------ ----------------- ------------------- -----------------------

Robert J. Wenzel                            -0-               -0-         392,500 / 172,500       $142,230 / 390
------------------------------------ ------------------ ----------------- ------------------- -----------------------

Danny J. Vatland                            -0-               -0-          146,500 / 177,500      $13,104 / -0-
------------------------------------ ------------------ ----------------- ------------------- -----------------------

Stephen Fisher                              -0-               -0-          15,000 / 225,000       $12,240 / $183,600
------------------------------------ ------------------ ----------------- ------------------- -----------------------

Timothy N. Thurn                            -0-               -0-          25,000 / 145,000         -0- / 101,220
==================================== ================== ================= =================== =======================

(1) Represents the difference between the closing price of the Company's common stock on June 30, 2000 and the exercise price of the options.


Long-Term Incentive Plan Awards

Other than the Stock Option Plans reported on above, the Company does not maintain any long-term incentive plans.


Director Compensation

For fiscal year 2000, there was no plan for cash compensation to non-employee directors. All directors were reimbursed for their expenses incurred in attending meetings. Roger Wikner, Edward S. Adams, and Timothy Duoos acted as consultants to the Company during fiscal year 2000. Consulting fees of $36,000 were incurred by each for services provided during the fiscal year. The Company granted Messrs. Adams, Duoos and Wikner 100,000 stock options, vesting over a four year period for consulting services. The Company believes that the consulting arrangements with Messrs. Adams, Duoos and Wikner reflect the appropriate market value of these services which each performs and are comparable to that which would be available from other similar consultants who are not affiliated.

Employment Agreements

At June 30, 2000, the Company had employment agreements, some of which are subject to continuing review, with Messrs. Masters, Wenzel, Vatland, Thurn, and Fisher which renew automatically on an annual basis unless terminated by either party by written notice prior to the renewal date. The agreements provide for continuation payments equal to 36 months pay for Mr. Masters and Mr. Fisher upon termination of employment in certain circumstances including change of control. Such agreements provide for 12 months pay for Mr. Wenzel, Mr. Vatland and Mr. Thurn upon termination of employment in certain circumstances, including change of control. As of June 30, 2000 minimum salary levels were set at $400,000 for Mr. Masters; $250,000 for Mr. Wenzel; $175,000 for Mr. Vatland; and $100,000 for Mr. Thurn.

The Company is engaged in ongoing negotiations with Mr. Masters and Mr. Wenzel regarding amendment or replacement of their employment agreements.


Compensation Committee Interlocks and Insider Participation

The Chief Executive Officer of the Company, Melvin L. Masters, is a member of the Compensation Committee. Mr. Masters' compensation is set by the Board of Directors as a whole with Mr. Masters abstaining.


Certain Relationships and Related Transactions

We have the following arrangements with certain directors, executive officers or five percent shareholders:

(1) The Company leases space which it currently occupies in Shady View I & II, from Grandchildren's Realty Alternative Management Program I, LP ("GRAMPI"), a Minnesota limited partnership. The general partner of GRAMPI is TimeMasters, Inc. ("TMI"), a Minnesota corporation that is wholly owned by Melvin L. Masters. One of the limited partners of GRAMPI is the Masters Trust I, of which Ralph Rolen, a former director of the Company, was Trustee at the time of the negotiations and of which the minor children of Mr. Masters are the beneficiaries. The Company retained the services of an outside law firm as well as an independent commercial real estate brokerage firm in negotiating the lease. The Company leases 178,774 square feet of space under this agreement which had an initial term of fifteen years (expiring December 31, 2010) and a monthly base rate as of August 31, 2000 of $110,232 rent and $49,240 for real estate taxes and common area maintenance; there are no renewal options. The base rate escalates periodically over the term of the lease. Rent expense including real estate taxes and common area maintenance under this lease was $1,844,000 in fiscal 2000. Under the related party leases, the Company leases 146,570 square feet (of which 58,800 square feet is currently being sublet to MacDermid Incorporated ("MacDermid"), who purchased the assets of the DGBU in June 2000, under a transition plan. Another 32,204 square feet is being sublet to MacDermid until July 2005, with a right to extend under March 31, 2007. Both the Company and MacDermid are also required to pay their pro-rata share of property taxes, utilities and essentially all other operating expenses.

(2) Under a Use Indemnification Agreement and certain related Board of Directors' actions, the Company has the right to sponsor business and business-related occasions at facilities owned by Melvin L. Masters and/or Masters Trust I (a trust for Mr. Masters' children) and/or Mr. Masters' spouse and/or TimeMasters, Inc and/or GRAMPI. In addition, we occasionally use an airplane owned by a company controlled by Mr. Masters, for business-related travel. The Company indemnifies the owners against loss or damage beyond available insurance, reimburse out-of-pocket expenses, and pay a usage charge based on what management believes are market rates or below.

(3) In June 1998, the Company loaned $250,000 to GRAMPI. The note was personally guaranteed by Mr. Masters, was secured by certain shares of the Company's common stock owned by GRAMPI, and bore interest at the Prime Rate plus 2.0%. In September 1999, the principal balance of the note, which was originally due February 25, 1999, was combined with additional borrowing during fiscal 1999 by Mr. Masters into a new $500,000 non interest bearing note from Mr. Masters that was due September 1, 2000. During fiscal 1999, Mr. Masters and TMI borrowed an additional $375,472. This additional borrowing was combined in September 1999 with $97,505 that was owed to the Company by TMI at June 30, 1998 into a second note from Mr. Masters of $472,977 that was payable September 1, 2000 and bears interest at 9.75%. In August 1999 Mr. Masters borrowed an additional $200,000 pursuant to a note that was payable September 1, 2000 and bears interest at 9.75%. All three notes are secured by a Deed of Trust encumbering certain real property located in the state of Montana that is owned by GRAMPI. Total principal and accrued interest due from Mr. Masters at June 30, 2000 was $1,405,285. These notes remain outstanding. In October 2000, the Board of Directors, with Mr. Masters' abstaining, approved a loan to GRAMPI for $430,000 to be paid back during calendar 2001 or as approved by the Board of Directors. This loan will bear interest at the rate imputed by the U.S. Internal Revenue Service for loans between related parties and is guaranteed by Mr. Masters personally.

(4) Prior to the Company's acquiring K&R Technical Services ("K&R"), K&R had loaned $281,217 to TEAM Property Management. This note was among the assets the Company acquired when it acquired K&R. The note, which bears interest at 9% was due September 1, 2000, and had an outstanding balance of $329,982 at June 30, 1999. As of August 31, 2000, the outstanding balance on this was $109,994.

(5) The Company leases space that it currently occupies in Cedar Falls, Iowa from TEAM Property Management Company, a company that is controlled by Stephen Fisher and two other VirtualFund.com shareholders, who were previously principals in TEAM Technologies. The amount of this lease is $16,854 per month. The total paid during the fiscal year ended June 30, 2000 was $201,000.

(6) The Company assumed a note receivable of $114,849 from Stephen Fisher when the Company purchased K&R Technical Services, Inc. The note is due June 18, 2001 and accrued interest at 9%. This note was paid in July 2000.

Each of the foregoing transactions was approved by a disinterested majority of our Board of Directors, by shareholders, or by both. We believe that each such transaction is on terms at least as favorable to us as could have been obtained from an unaffiliated entity.


                                PERFORMANCE GRAPH

The following table compares the cumulative total return on the common stock of the Company for the last five years with the Nasdaq Composite Index and with an index of computer corporations listed on Nasdaq, in each case assuming an investment of $100 on June 30, 1995 and the reinvestment of all dividends:

                        [Performance Graph appears here]

-------------------------------------------------------------------------------------------------------------------------------
                              6/30/95  12/29/95 6/30/96 12/31/96 6/30/97 12/31/97  6/30/98 12/31/98  6/30/99 12/31/99 6/30/00
-------------------------------------------------------------------------------------------------------------------------------

NASDAQ US INDEX                $ 100    $ 113    $ 128   $ 140    $ 156    $ 171    $ 206    $ 241    $ 296   $ 448    $ 437
-------------------------------------------------------------------------------------------------------------------------------
NASDAQ COMPUTER INDEX          $ 100    $ 123    $ 142   $ 164    $ 179    $ 199    $ 290    $ 431    $ 540   $ 914    $ 994
-------------------------------------------------------------------------------------------------------------------------------
VFND STOCK PRICE               $ 100    $ 107    $  87   $ 107    $  38    $  86    $  87    $  39    $  30   $  92    $  46
-------------------------------------------------------------------------------------------------------------------------------

Proposal 2: AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME TO VirtualFund, Inc.

On October 19, 2000, the Board of Directors approved a resolution to change the name of VirtualFund.com, Inc. to VirtualFund, Inc., subject to approval of the shareholders of the Company. The Board of Directors believes the name change will more closely reflect the expanded focus of the Company. The proposed name change reflects the technology alliance, development and investment opportunities that the Company is exploring.


                          SHAREHOLDER PROPOSALS FOR THE
                       2001 ANNUAL MEETING OF SHAREHOLDERS

To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be received at VirtualFund.com's principal executive offices no later than the close of business on August 15, 2001.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on August 15, 2001 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on August 15, 2001.

Notices of intention to present proposals at the 2001 Annual Meeting should be addressed to Chief Financial Officer, VirtualFund.com, Inc., 7100 Shady Oak Road, Eden Prairie, Minnesota 55344. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                      DELIVERY AND REVOCABILITY OF PROXIES

This year, you may vote your shares by delivering a proxy in one of the following ways:

         o BY MAIL. You may mark the enclosed proxy card and mail it in the enclosed postage-prepaid envelope.

         o BY TELEPHONE. You may call from the United States toll free - 1-800-240-6326. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. You will be prompted to enter your 3-digit Company number and your 7-digit Control Number which is located on the proxy card. Follow the simple instructions the Voice provides you.

         o        BY INTERNET. You may access the website
                  http://www.eproxy.com/vfnd/. You will need to enter your Control Number and then follow the prompts.

If you deliver your proxy by telephone or electronically, please do not mail the enclosed proxy card. If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the meeting will not automatically revoke your previously delivered proxy.

The Internet voting procedure is designed to authenticate Shareholders' identities and to allow Shareholders to vote their shares and confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the Shareholder.

                                    AUDITORS

KPMG LLP was the auditor for the year ended June 30, 2000, and has been selected as auditors for the year ending June 30, 2001. A representative of KPMG is expected to attend the annual meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the meeting. Deloitte & Touche, LLP audited the books and accounts of the Company for the years ended June 30, 1998 and 1999.


                                  OTHER MATTERS

The Board of Directors of the Company knows of no other matters which may come before the Annual Meeting.


                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Melvin L. Masters

                                             Melvin L. Masters
                                             Chief Executive Officer

Eden Prairie, Minnesota
October 27, 2000

                              VIRTUALFUND.COM, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            Tuesday, January 9, 2001
                                    4:00 p.m.

                         Minneapolis Marriott Southwest
                                5801 Opus Parkway
                              Minnetonka, MN 55343















                           VirtualFund.com, Inc.
[VIRTUALFUND.COM LOGO]     7100 Shady Oak Road, Eden Prairie, MN 55344     proxy
--------------------------------------------------------------------------------
This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 9, 2001.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Melvin L. Masters and Timothy N. Thurn, and both of them, with full power of substitution, to vote your shares on the matters shown on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                       See reverse for voting instructions

                                                            --------------------

                                                            COMPANY #

                                                            --------------------

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE
  o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
  o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.
  o Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - www.eproxy.com/vfnd/ - QUICK *** EASY *** IMMEDIATE

  o Use the Internet to vote your proxy 24 hours a day, 7 days a week.
  o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to VirtualFund.com, Inc., c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.


      If you vote by Phone or Internet, Please do not mail your Proxy Card.


                               Please detach here
--------------------------------------------------------------------------------


              The Board of Directors Recommends a Vote FOR item 1.

1. Election of directors:  01 Director - Stephen Fisher      Vote FOR         Vote AGAINST         Vote WITHHELD
                           02 Director - Edward S. Adams     all nominees     all nominees         from all nominees

2. Approve Amendment to Articles of Incorporation            Vote FOR         Vote AGAINST         Vote WITHHELD
   changing company name from VirtualFund.com, Inc.
   to VirtualFund, Inc.

(Instructions: To withhold authority to vote for/confirm the appointment of any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)






THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                        ---

Address Change? Mark Box       Date
Indicate changes below:             --------------------------------------

                                    Signature(s) in Box
                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.